UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 20, 2015
FCA US LLC
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-54282 (Commission File Number)	27-0187394 (IRS Employer Identification No.)

1000 Chrysler Drive, Auburn Hills, Michigan (Address of principal executive offices)	48326 (Zip Code)

Registrant’s telephone number, including area code: (248) 512-2950
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On November 20, 2015, FCA US LLC (the “Company”) provided irrevocable notice to terminate its $1.3 billion revolving credit facility (the “Revolving Facility”) provided for under that certain Amended and Restated Credit Agreement, dated as of June 21, 2013, among the Company, certain subsidiaries of the Company party thereto as borrowing subsidiaries, the lenders party thereto and Citibank, N.A. as administrative agent and collateral agent, effective November 25, 2015.  The Revolving Facility remained undrawn as of the notice date and would have matured in May 2016.  No early termination penalties will be incurred by the Company in connection with termination of the Revolving Facility.

The Revolving Facility is being replaced by a tranche of the €5.0 billion syndicated revolving credit facility (the “RCF”) entered into by the Company’s parent, Fiat Chrysler Automobiles N.V. (the “Parent”),  in June 2015.  The second of the RCF’s two €2.5 billion tranches will become available following the elimination of the contractual restrictions under the Company’s financing documentation on the provision of guarantees and payment of dividends by the Company for the benefit of the Parent and its other consolidated subsidiaries, which is expected to occur in the first half of next year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 23, 2015

FCA US LLC
(Registrant)

/s/ Richard K. Palmer
Richard K. Palmer
Senior Vice President and
Chief Financial Officer